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                                                                   EXHIBIT 10.36



                      EMPLOYMENT AGREEMENT WITH ALOK MOHAN

The following summarizes the agreement between SCO and Alok Mohan effective with the appointment of a new President & CEO.

Effective with the appointment of a new President & CEO for SCO, Alok shall become an advisor to the Company. The term of this agreement will be for one year, and the board shall give him notice not later than 90 days prior to the expiration of the term of the agreement, of their intention as to renewal for an additional year. He shall remain as an employee while serving as an advisor and shall be entitled to the same benefits as enjoyed by other officers of SCO. As an advisor while remaining as an employee of the Company, Alok shall be compensated as follows:

        o Term of this agreement shall be for one year commencing on the date the newly elected CEO takes office. Such agreement may be extended beyond this one year term at the request of the CEO and acceptability of the Board.

        o Base Salary to be $200,000 per year with an annual bonus opportunity of $152,000 at target. His bonus shall be based on the Corporate Incentive Plan for Fiscal Year 1998 and any subsequent years.

        o Alok shall be expected to give SCO in his new role as an advisor, between 25% and 50% of his available work time during the term of this agreement.

        o He will continue to vest in the stock options he has been granted during the term of his tenure as an advisor to the Company.

        o This agreement shall cover customary travel and entertainment normally accorded to someone in this position, including travel between Dayton and Santa Cruz.

        o       His focus in this role will be:

                o Assist in the transition of General Management responsibilities to the new CEO.

                o Provide ongoing advice and counsel, as requested and needed by the new CEO.

                o Assist the CEO with Board matters and other issues of importance to the Corporation.

                o Identify and develop potential incubators which are critical to and capable of providing a "third pillar" for SCO's product strategy.

                o Assist SCO management in identifying and working with potential acquisitions.

It has been suggested by Alok, and that suggestion is supported by Doug as the new CEO, that he serve as Chairman of the Board. If he is so elected, such election does not alter the terms and conditions of this agreement and no additional compensation shall be provided.